Exhibit 99.1

Laird Superfood Reports First Quarter 2024 Financial Results

Net Sales grew 22%. Achieved 40% Gross Margin for the second consecutive quarter.

Boulder, Colorado – May 8, 2024 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the "Company", “we”, and “our”), today reported financial results for the first quarter ended March 31, 2024.

Jason Vieth, Chief Executive Officer, commented, "After more than 18 months of executing a turnaround on our business, I am pleased to announce first quarter results that demonstrate the achievement of our growth and margin goals. Our 22% Net Sales growth during Q1 is among the best results for public companies within the food industry, and we achieved this through double-digit growth in each of our measured channels. Combined with another quarter of at least 40% Gross Margin, it’s becoming clear that our strategy is working as we continue to build Laird Superfood into a leading plant-based brand of natural, functional food products."

Anya Hamill, Chief Financial Officer, commented, "Laird Superfood’s first quarter financial results showcase our team’s work against our strategic initiatives. Net Sales grew 22% and we achieved 40% Gross Margin, representing 17-point improvement over the same period in 2023. At the same time, operating expenses were reduced by $1.1 million and Net Loss improved by $3.1 million. Our balance sheet remains strong with no debt and $7.3 million of cash as of March 31, 2024, and we continue to project that we have enough cash to fund our operations into 2026 and beyond. Given the strength of our Q1 results, we are raising the upper end of our 2024 outlook for Net Sales to $38-42 million and are now projecting Gross Margin will reach 37 to 41%. Our full year guidance reflects the confidence that we have in our near-term financial results as well as the long-term strategies and financial future of Laird."

First Quarter 2024 Highlights

●	Net Sales of $9.9 million compared to $9.2 million in the prior quarter, and $8.1 million in the corresponding prior year period.

●

Wholesale sales increased by 10% year-over-year and contributed 41% of total Net Sales, driven by sales growth in club, velocity improvement and distribution expansion in grocery, and more efficient promotional spend.

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E-commerce sales increased by 33% year-over-year and contributed 59% of total Net Sales, despite a significant, planned reduction in media spend in this channel. Sales through Amazon increased by 48% year-over-year, building on the strong performance in the fourth quarter of 2023, and continued strong inventory levels and media efficiency, as compared to the reduced sales volume during the first quarter of 2023 stemming from out-of-stock products associated with the quality event last year. Direct-to-consumer (DTC) achieved double-digit growth of 25% year-over-year driven by strong performance in both subscription and repeat orders, higher average order value, and improved discount rates due to strategic shifts in our promotional strategies.

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Gross Margin was 40.0%, compared to 40.4% in the fourth quarter of 2023 and 23.1% in the corresponding prior year period. This margin expansion was driven by the full realization of the cost savings due to our transition to a variable cost third-party co-manufacturing business model, as well as planned reductions in trade spend intended to improve promotional effectiveness.

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Net Loss was $1.0 million, or $0.11 per diluted share, compared to Net Loss of $4.1 million, or $0.45 per diluted share, in the corresponding prior year period. The improvement was driven by Gross Margin expansion, and lower marketing, and general and administrative (G&A) spend.

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Adjusted Net Loss, which is a non-GAAP financial measure, was $1.0 million, or $0.11 per diluted share, compared to $3.7 million, or $0.40 per diluted share in the corresponding prior year period. This improvement was driven by significantly expanded Gross Margins and lower marketing and G&A costs. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Revenue Disaggregation

	Three Months Ended March 31,
	2024		2023
	$	% of Total	$	% of Total
Coffee creamers	$5,570,321	56%	$5,132,143	63%
Coffee, tea, and hot chocolate products	2,175,265	22%	1,955,140	24%
Hydration and beverage enhancing supplements	2,025,272	20%	670,851	8%
Harvest snacks and other food items	1,304,060	13%	1,752,397	22%
Other	122,012	1%	29,729	—%
Gross sales	11,196,930	112%	9,540,260	117%
Shipping income	111,428	1%	303,226	4%
Returns and discounts	(1,399,420)	(13)%	(1,730,548)	(21)%
Sales, net	$9,908,938	100%	$8,112,938	100%

	Three Months Ended March 31,
	2024		2023
	$	% of Total	$	% of Total
E-commerce	$5,868,337	59%	$4,427,681	55%
Wholesale	4,040,601	41%	3,685,257	45%
Sales, net	$9,908,938	100%	$8,112,938	100%

Balance Sheet and Cash Flow Highlights

The Company had $7.3 million of cash, cash equivalents, and restricted cash as of March 31, 2024, and no outstanding debt.

Cash used in operating activities was $0.4 million for the first quarter of 2024, compared to cash provided by operating activities of $0.2 million in the fourth quarter of 2023 and cash used in operating activities of $6.1 million in the prior year period. The improvement in cash used relative to the corresponding prior year period was driven by Gross Margin expansion and significant reductions in G&A costs. The decrease in cash burn in the first quarter of 2024 relative to the fourth quarter of 2023 was due to an increase in marketing investment as well as working capital timing, specifically the timing of accounts receivables collections and the distribution of 2023 employee bonuses.

2024 Outlook

Based on management's best assessment of the environment today, the Company is providing the following outlook for the full year 2024:

●	Net Sales are expected to be in the range of approximately $38 to $42 million, representing growth of 11% to 23% compared to 2023.
●	Gross Margin is expected to expand to approximately 37% to 41%, excluding any one-time charges, representing a 7 to 11-point improvement compared to 2023.

Conference Call and Webcast Details

The Company will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. The Company's products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. The Company was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to statements regarding Laird Superfood’s anticipated cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as "anticipates," "believes," "continues," "could," "estimates," "expects" "intends," "may," "outlook," "plans," "potential," predicts," "projects," "seeks," "should," "will," "would", or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) the effects of global outbreaks of pandemics or contagious diseases or fear of such outbreaks, including on our supply chain, the demand for our products, and on overall economic conditions and consumer confidence and spending levels; (2) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (3) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (4) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (5) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (6) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (7) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (8) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (9) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (10) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations; (11) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (12) the costs and success of our marketing efforts, and our ability to promote our brand; (13) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (14) our ability to effectively manage our growth; (15) our ability to compete effectively with existing competitors and new market entrants; (16) the impact of adverse economic conditions; (17) the growth rates of the markets in which we compete, and (18) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended
	March 31,
	2024	2023
Sales, net	$ 9,908,938	$ 8,112,938
Cost of goods sold	(5,944,837)	(6,239,062)
Gross profit	3,964,101	1,873,876
General and administrative
Salaries, wages, and benefits	922,407	1,315,449
Other general and administrative	1,235,341	1,766,861
Total general and administrative expenses	2,157,748	3,082,310
Sales and marketing
Marketing and advertising	2,053,258	2,203,035
Selling expenses	779,156	853,204
Related party marketing agreements	62,501	37,809
Total sales and marketing expenses	2,894,915	3,094,048
Total operating expenses	5,052,663	6,176,358
Operating loss	(1,088,562)	(4,302,482)
Other income	110,997	170,994
Loss before income taxes	(977,565)	(4,131,488)
Income tax expense	(38,957)	(12,422)
Net loss	$ (1,016,522)	$ (4,143,910)
Net loss per share:
Basic and diluted	$ (0.11)	$ (0.45)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic and diluted	9,401,605	9,213,723

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Three Months Ended March 31,
	2024	2023
Cash flows from operating activities
Net loss	$ (1,016,522)	$ (4,143,910)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	71,435	87,953
Stock-based compensation	279,565	147,635
Provision for inventory obsolescence	43,204	234,394
Allowance for credit losses	26,865	23,668
Noncash lease costs	38,083	38,546
Other operating activities, net	—	(32,007)
Changes in operating assets and liabilities:
Accounts receivable	(1,069,238)	(1,438,063)
Inventory	646,231	72,007
Prepaid expenses and other current assets	217,889	402,299
Operating lease liability	(32,254)	(31,315)
Accounts payable	84,880	1,312,821
Accrued expenses	287,551	(2,728,290)
Net cash from operating activities	(422,311)	(6,054,262)
Cash flows from investing activities	—	135,737
Cash flows from financing activities	4,791	(4,410)
Net change in cash and cash equivalents	(417,520)	(5,922,935)
Cash, cash equivalents, and restricted cash, beginning of period	7,706,806	17,809,802
Cash, cash equivalents, and restricted cash, end of period	$ 7,289,286	$ 11,886,867
Supplemental disclosures of cash flow information
Right-of-use assets obtained in exchange for operating lease liabilities	$ —	$ 344,382
Supplemental disclosures of non-cash investing activities
Receivable from sale of assets held-for-sale included in other current assets at the end of the period	$ —	$ 581,835

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	March 31, 2024	December 31, 2023
Assets
Current assets
Cash, cash equivalents, and restricted cash	$ 7,289,286	$ 7,706,806
Accounts receivable, net	2,064,745	1,022,372
Inventory, net	5,633,124	6,322,559
Prepaid expenses and other current assets	1,067,675	1,285,564
Total current assets	16,054,830	16,337,301
Noncurrent assets
Property and equipment, net	102,881	122,595
Intangible assets, net	1,033,510	1,085,231
Related party license agreements	132,100	132,100
Right-of-use assets	323,007	354,732
Total noncurrent assets	1,591,498	1,694,658
Total assets	$ 17,646,328	$ 18,031,959
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$ 1,718,574	$ 1,647,673
Accrued expenses	2,862,394	2,586,343
Related party liabilities	28,167	2,688
Lease liabilities, current portion	148,598	138,800
Total current liabilities	4,757,733	4,375,504
Lease liabilities	208,142	243,836
Total liabilities	4,965,875	4,619,340
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized as of March 31, 2024 and December 31, 2023; 9,885,429 and 9,519,725 issued and outstanding at March 31, 2024, respectively; and 9,749,326 and 9,383,622 issued and outstanding at December 31, 2023, respectively.	9,520	9,384
Additional paid-in capital	119,985,604	119,701,384
Accumulated deficit	(107,314,671)	(106,298,149)
Total stockholders’ equity	12,680,453	13,412,619
Total liabilities and stockholders’ equity	$ 17,646,328	$ 18,031,959

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report adjusted net loss, and adjusted net loss per diluted share, which are financial measures not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). Management uses these adjusted metrics to evaluate financial performance because they allow for period-over-period comparisons of the Company’s ongoing operations before the impact of certain items described below. Management believes this information may also be useful to investors to compare the Company’s results period-over-period. We define adjusted net loss and adjusted net loss per diluted share to exclude certain non-recurring items defined in detail in the tables to follow. We define adjusted gross margin to exclude the net sales and cost of goods sold components of non-recurring items defined in the tables to follow. Please be aware that adjusted gross margin, adjusted net loss, and adjusted net loss per diluted share have limitations and should not be considered in isolation or as a substitute for gross margin, net loss, or net loss per diluted share. In addition, we may calculate and/or present adjusted gross margin, adjusted net loss, and adjusted net loss per diluted share differently than measures with the same or similar names that other companies report, and as a result, the non-GAAP measures we report may not be comparable to those reported by others.

These non-GAAP measures are reconciled to the most directly comparable GAAP measures in the tables that follow:

	Three Months Ended
	March 31, 2024	March 31, 2023
Net loss	$(1,016,522)	$(4,143,910)
Adjusted for:
Product quality issue (a)	(11,195)	491,861
Strategic organizational shifts (b)	—	(135,380)
Company-wide rebranding costs (c)	—	61,451
Adjusted net loss	$(1,027,717)	$(3,725,978)
Net loss per share, diluted:	$(0.11)	$(0.45)
Adjusted net loss per share, diluted:	$(0.11)	$(0.40)
Weighted-average shares of common stock outstanding used in computing adjusted net loss per share of common stock, diluted	9,401,605	9,213,723

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in the first quarter of 2024.

(b) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, and other personnel costs, IT integration costs, and freight costs to move inventory to third-party facilities.

(c) Costs incurred as part of a company-wide rebranding efforts that launched in Q1 2023.

	Three Months Ended
	March 31, 2024	March 31, 2023
Gross margin	40.0%	23.1%
Adjusted for:
Product quality issue (a)	-0.1%	4.1%
Strategic organizational shifts (b)	—	-0.2%
Adjusted gross margin	39.9%	27.0%

(a) In January 2023, we identified a product quality issue with raw material from one vendor and we voluntarily withdrew any affected finished goods. We previously incurred costs associated with product testing, discounts for replacement orders, and inventory obsolescence costs. We reached settlement with a supplier in the third quarter of 2023 and recorded recoveries in the first quarter of 2024.

(a) Costs incurred as part of the strategic downsizing of the Company's operations, including severances, forfeitures of stock-based compensation, and other personnel costs, and freight costs to move inventory to third-party facilities.